UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        November 23, 2004
                (Date of Earliest Event Reported)


      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
 ----------------------------------------------------------------
(Exact name of small business issuer as specified in its charter)

          Delaware                  000-27591             33-0836078
   ------------------------  ------------------------  -------------------
   (State of incorporation)  (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)


                       406 West 10600 South
                            Suite 610
                    Salt Lake City, Utah 84092
   -----------------------------------------------------------
             (Address of principal executive offices)

                          (801) 858-0880
                  -----------------------------
                    Issuer's telephone number

ITEM 8.01  OTHER EVENTS


Form SB-2 Registration Statement Declared Effective
---------------------------------------------------

The Securities and Exchange Commission (the "SEC") has granted acceleration of the effective date of English Language Learning and Instruction System, Inc.'s ("ELLIS") registration statement on Form SB-2, File No. 333-118616, which was filed with the SEC on August 27, 2004 and amended on November 15, 2004. The Form SB-2, as amended, was declared effective without review by the SEC at 12:00 Eastern time, November 23, 2004.

The registration statement registered subscription rights to purchase 15,439,746 shares of our common stock under the Securities Act of 1933. The subscription rights are being offered to all record holders of our common shares ("the Rights Offering") as of 5:00 p.m. Mountain Time November 10, 2004 ("the Record Date"). Each holder of our common stock as of the Record Date is entitled to purchase one subscription right for each share of our common stock they owned as of the Record Date (the "Basic Subscription Privilege"). Additionally, each holder of our common shares as of the Record Date who fully exercises their Basic Subscription Privilege is entitled to purchase additional subscription rights that other common shareholders do not purchase (the "Over-Subscription Privilege"). The maximum number of subscription rights that ELLIS will sell under both the Basic Privilege and Over-Subscription Privilege is 15,439,746. Should holders of ELLIS' common stock who fully exercise their Basic Subscription Privilege wish to purchase, as a group, over 15,439,746 subscription rights, those subscription rights will be sold to those common shareholders on a pro rata basis according to the percentage of our common stock that they held, respectively, on the Record Date. All subscription rights will be sold for $0.15. The Rights Offering expires at 5:00 p.m., December 24, 2004 (the "Expiration Date"). ELLIS has the discretion, but not the obligation, to extend the Expiration Date. There is no institutional underwriter of the subscription rights or the Rights Offering.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     ENGLISH LANGUAGE LEARNING AND INSTRUCTION
                                     SYSTEM, INC.

                                      /s/ Rohit Patel
Date:   November 24,2004             By: _________________________________
                                     Rohit Patel
                                     Chief Executive Officer, Treasurer
                                     and Director